                                                                   EXHIBIT 10.64

                                                                  CONFORMED COPY

                              Dated 16 July 1999



                            EME FINANCE UK LIMITED
                                  as Borrower



                               BARCLAYS CAPITAL
                                      and
                          CREDIT SUISSE FIRST BOSTON
                                 as Arrangers



                          THE FINANCIAL INSTITUTIONS
                                named as Banks


                                      and


                               BARCLAYS BANK PLC
                               as Facility Agent


                     ____________________________________

                                COAL AND CAPEX
                                   FACILITY

                      ___________________________________



                              Shearman & Sterling
                                    London

                               TABLE OF CONTENTS

1.   INTERPRETATION........................................................    1
2.   THE FACILITIES........................................................   14
3.   PARTICIPATION OF BANKS................................................   16
4.   CONDITIONS PRECEDENT..................................................   16
5.   DRAWDOWN..............................................................   17
6.   INTEREST..............................................................   20
7.   REPAYMENT AND CASH COLLATERAL.........................................   22
8.   PREPAYMENT............................................................   22
9.   CANCELLATION..........................................................   23
10.  FEES..................................................................   23
11.  TAXES AND OTHER DEDUCTIONS............................................   24
12.  CHANGE IN CIRCUMSTANCES...............................................   27
13.  PAYMENTS..............................................................   31
14.  REPRESENTATIONS AND WARRANTIES........................................   32
15.  POSITIVE COVENANTS....................................................   34
16.  NEGATIVE COVENANTS....................................................   36
17.  EVENTS OF DEFAULT.....................................................   37
18.  THE FACILITY AGENT....................................................   40
19.  ASSIGNMENTS AND TRANSFERS.............................................   45
20.  PRO RATA PAYMENTS, RECEIPTS AND SET OFF...............................   48
21.  NOTICES, CONFIDENTIALITY AND CERTIFICATES.............................   50
22.  AMENDMENTS, WAIVERS AND CONSENTS......................................   52
23.  INDEMNITIES...........................................................   53
24.  PARTIAL INVALIDITY....................................................   56
25.  GOVERNING LAW.........................................................   56
26.  COUNTERPARTS..........................................................   56

THIS FACILITY AGREEMENT is made on 16 July, 1999

BETWEEN:

(1)  EME FINANCE UK LIMITED (the "Borrower");

(2) BARCLAYS CAPITAL and CREDIT SUISSE FIRST BOSTON as arrangers (the "Arrangers");

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as original banks (the "Original Banks"); and

(4)  BARCLAYS BANK PLC as Facility Agent.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the context otherwise requires the following expressions shall have the following meanings:

     "Additional Costs Rate"

     means, in relation to an Advance or unpaid sum:

     (a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 4 (Additional Costs Rate); and

     (b)  any reserve asset requirements of the European Central Bank.

     "Advance"

     means a Coal Advance or a Capex Advance.

     "Affiliate"

     of a person means any subsidiary or holding company of that person, or any subsidiary of any such holding company.

     "Applicable Margin"

     means the rate calculated in accordance with Clause 6.6 (Margin).

     "Arrangers' Fee Letter"

     means the letter from the Arrangers to the Borrower dated on or about the date of this Agreement setting out details of certain fees payable by the Borrower to the Arrangers referred to in Clause 10.3 (Arrangement Fees).

     "Authorisation"

     includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation or enrolment by or with any Competent Authority or any other relevant person.

     "Availability Period"

     means the period commencing on the date of this Agreement and ending on the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be.

     "Available Capex Amount"

     means, as at any date:

     (a)  Capital Costs incurred up to that date; less

     (b)  Capex Drawings on that date.

     "Available Coal Amount"

     means, as at any date:

     (a)  the Stockpile Increase; less

     (b)  Coal Drawings,

     on that date.

     "Available Commitments"
     means, at any time, the Total Commitments under the Coal Facility or the Capex Facility less the aggregate principal amount of the outstanding Advances (including Deemed Advances) under the relevant Facility, at that time.

     "Bank"

     means the Original Banks and any Transferee to whom rights and/or obligations are assigned or transferred in accordance with Clause 19 (Assignments and Transfers) (until, in each case, its entire participation in the Facility has been assigned or transferred to a Transferee in accordance with Clause 19 (Assignments and Transfers)) (collectively the "Banks").

     "Business Day"

     means a day, excluding Saturdays and Sundays, on which commercial banks and foreign exchange markets are generally open for business in London.

     "Capex Advance"

     means the principal amount of each advance made or to be made (including each Deemed Advance) under the Capex Facility in each case as from time to time reduced by repayment or prepayment or consolidated in accordance with Clause 6.1(e) (Interest Periods).

     "Capex Drawings"

     means, as at any date, the aggregate principal amount of Capex Advances made on or before that date (whether or not repaid or prepaid).

     "Capex Facility"

     means the (Pound Sterling)223,000,000 sterling letter of credit and loan facility to be made available to the Borrower by the Banks pursuant to Clause 2.2 (Capex Facility).

     "Capex Letter of Credit"

     means a letter of credit to be issued by the Banks to the Project Company during the L/C Availability Period in the form, or substantially in the form, of Schedule 6 (Letters of Credit).

     "Capex Utilisation"
     means a drawing under the Capex Letter of Credit.

     "Capital Costs"

     means the costs incurred by the Project Company after the date of the
     Agreement:

     (a)  in developing and constructing the Capital Investments including:

          (i) fees and costs of the Project Company's engineering, legal and other advisers engaged in respect of the design, construction and commissioning of, and contracts for, the Capital Investments and application for relevant authorisations;

          (ii) fees, costs and expenses payable in relation to any relevant authorisations; and

          (iii) fees, costs and expenses incurred in testing and commissioning the Capital Investments;

     (b) in paying legal, accounting, technical and other professional fees and related disbursements incurred by the Project Company in connection with the negotiation and entry into all of the documents and contracts which relate to the Capital Investments, but excluding any amounts payable to the Guarantor or any Affiliate of the Guarantor or the Project Company.

     "Capital Investments"

     means the rebuilding of one of the stacks at the power station known as Ferrybridge "C", Yorkshire and the fitting of appropriate emission abatement equipment to the Power Stations as set out in the Project Company's capital expenditure programme in the agreed form.

     "Cash Collateral"

     means, at any time, the amount (if any) provided to the Facility Agent by the Borrower as cash collateral for contingent liabilities under either Letter of Credit.

     "Coal"

     means coal purchased by the Project Company under the Coal Supply
     Agreements.

     "Coal Advance"

     means the principal amount of each advance (including each Deemed Advance) made or to be made under the Coal Facility in each case as from time to time reduced by repayment or prepayment or consolidated in accordance with Clause 6.1(e) (Interest Periods).

     "Coal Drawings"

     means, as at any date, the aggregate principal amount of Coal Advances made on or before that date (whether or not repaid or prepaid).

     "Coal Facility"

     means the (Pound Sterling)136,200,000 sterling letter of credit and loan facility to be made available to the Borrower by the Banks pursuant to Clause 2.1 (Coal Facility).

     "Coal Letter of Credit"

     means a letter of credit to be issued by the Banks to the Project Company during the L/C Availability Period in the form, or substantially in the form, of Schedule 6 (Letters of Credit).

     "Coal Supply Agreements"

     means each of the coal supply agreements dated 30 April 1999 and made between the Project Company and PowerGen UK plc as amended by a deed of amendment dated on or about the date of this Agreement.

     "Coal Utilisation"

     means a drawing under the Coal Letter of Credit.

     "Commitment"

     means:

     (a) in relation to an Original Bank, the amount in Sterling set opposite its name in Schedule 1 under the heading "Coal Commitment", in the case of the Coal Facility, or under the heading "Capex Commitment", in the case of the Capex Facility and, in each case, the amount of any other Bank's Commitment relating to the relevant Facility acquired by it under Clause 19 (Assignments and Transfers); and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment relating to the relevant Facility acquired by it under Clause 19 (Assignments and Transfers), to the extent not cancelled, reduced or transferred under this Agreement.

     "Competent Authority"

     means any local, national or supranational agency, authority, department, inspectorate, minister, official, court, tribunal or public or statutory person (whether autonomous or not) of the United Kingdom or the European Community.

     "Deemed Advance"

     means the Advance deemed to be made in the amount of, and on the date of, any Utilisation.

     "Drawdown Date"

     means, in relation to an Advance, the date for the making of the Advance as specified by the Borrower in the relevant Request or, in relation to a Deemed Advance, the date of the corresponding Utilisation.

     "Event of Default"

     means any of the events specified in Clause 17.1 (Events of Default).

     "Facilities"

     means the Coal Facility and the Capex Facility.

     "Facility Agent"

     means Barclays Bank PLC acting in its capacity as facility agent for the Banks or such other agent for the Banks as shall be appointed pursuant to Clause 18.9 (Resignation of Facility Agent).

     "Facility Agent's Fee Letter"

     means the letter from the Facility Agent to the Borrower dated on or about the date of this Agreement setting out details of certain fees payable by the Borrower to the Facility Agent referred to in Clause 10.2 (Agency
     Fees).

     "Final Repayment Date"

     means:

     (a) in the case of the Coal Facility, the date falling 54 months after the date of this Agreement; and

     (b) in the case of the Capex Facility, the date falling 60 months after the date of this Agreement.

     "Finance Documents"

     means:

     (a)  this Agreement;

     (b)  the Coal Letter of Credit;

     (c)  the Capex Letter of Credit;

     (d)  the Facility Agent's Fee Letter;

     (e)  the Arrangers' Fee Letter;

     (f)  the Guarantee;

     (g)  each Transfer Certificate; and

     (h) any other document designated as such by the Facility Agent and the Borrower.

     "Finance Parties"

     means the Arrangers, the Facility Agent and each Bank.

     "Guarantee"

     means a guarantee in the agreed form, given, or to be given, by the Guarantor in favour of the Facility Agent.

     "Guarantor"

     means Edison Mission Energy, a company incorporated in the State of California.

     "Indebtedness"

     has the meaning given to it in the Guarantee.

     "Information Memorandum"

     means the information memorandum relating to this Agreement to be distributed by the Arrangers at the request of the Borrower.

     "Interest Period"

     means a period by reference to which interest is calculated and is payable on an Advance or overdue sum.

     "Issue Date"

     means, in relation to a Letter of Credit the date of issue of that Letter of Credit.

     "L/C Availability Period"

     means the period commencing on the date of this Agreement and ending 7 days after the date of this Agreement.

     "L/C Exposure"

     means, at any time, the maximum amount of the Coal Letter of Credit or Capex Letter of Credit at that time less the Coal Drawings or Capex Drawings, as the case may be, at that time.

     "L/C Proportion"
     means, for any Bank, the proportion borne from time to time by the relevant Available Commitment of such Bank to the total of the relevant Available Commitments for all the Banks.

     "L/C Request"

     means a request for a drawing under the Coal Letter of Credit or the Capex Letter of Credit.

     "Lending Office"

     means, in relation to a Bank, the office through which it is acting for the purposes of this Agreement.

     "Letters of Credit"

     means the Coal Letter of Credit and the Capex Letter of Credit.

     "LIBOR"

     means, in relation to an Advance or unpaid sum, the rate per annum of the offered quotation for deposits in sterling in an amount equal or comparable to such Advance or unpaid sum for the duration of the relevant Interest Period which appears on page 3750 of the Telerate Service at or about 11.00 a.m. on the applicable Rate Fixing Day or, if no such offered quotation appears on that page, then:

     (a) the arithmetic mean (rounded up, if necessary, to the nearest four decimal places) of the respective rates (as quoted to the Facility Agent at its request) offered by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. on the applicable Rate Fixing Day for deposits in the relevant currency in an amount equal or comparable to such Advance or unpaid sum for the duration of the relevant Interest Period; or

     (b) if any Reference Bank does not provide a quote as contemplated by paragraph (a) above, the relevant arithmetic mean determined on the basis of the quotations supplied by the remaining Reference Banks; or

     (c) if no (or only one) Reference Bank supplies a quote as contemplated by paragraph (a), above the provisions of Clause 12.4 (Change in Market Conditions) shall apply.

     "Majority Banks"

     means, at any time:

     (a) Banks whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments; or

     (b) if the Total Commitments have been reduced to zero, Banks whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

     "Obligors"

     means the Borrower and the Guarantor.

     "Party"

     means a party to this Agreement.

     "Potential Event of Default"

     means any event which, with the giving of notice, passage of time or satisfaction of any condition, in each case as specified in Clause 17 (Events of Default) would constitute an Event of Default.

     "Power Stations"

     means the power stations known as Ferrybridge C, Yorkshire and Fiddler's Ferry, Cheshire.

     "Project Company"

     means Edison First Power Limited.

     "Qualifying Person"

     has the meaning given to it in Clause 11.7 (Exceptions).

     "Rate Fixing Day"

     means, in relation to an Advance, the first day of an Interest Period relating thereto.

     "Reference Banks"
     means the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland plc and Bayerische Hypo-und Vereinsbank AG or, if any such Bank ceases to be a Reference Bank, such other Bank as the Facility Agent shall select after consultation with the Borrower.

     "Relevant Tax"

     means any Tax imposed by any Competent Authority of a jurisdiction in which the Borrower is incorporated, or resident, or from or through which it makes any payments under the Finance Documents.

     "Request"

     means a notice requesting a Letter of Credit or an Advance in the form set out in Schedule 3 (Form of Request).

     "Senior Creditors' Security Trustee" means Barclays Bank PLC in its capacity as such or any successor under an intercreditor agreement dated on or about the date of this Agreement.

     "Stockpile Increase"

     means, as at any date:

     (a)  the total cost of Coal purchased by the Project Company; less

     (b) the total cost of Coal consumed or sold, and paid for, by the Project Company (on the assumption that Coal is consumed on a first in, first out basis),

     from the date of this Agreement to the date of calculation.

     "Tax"

     means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding in the nature of tax whatsoever called and whether imposed, levied, collected, withheld or assessed (and any penalty or interest payable in connection with any failure to pay or any delay in paying the same).

     "Taxes Act" means the Income and Corporation Taxes Act 1988.

     "Total Commitments"

     means the aggregate, from time to time, of the Commitments under the Coal Facility or the Capex Facility, as the case may be.

     "Transfer Certificate"

     means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate).

     "Transfer Date"

     means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

     "Transferee"

     means a person to whom a Bank seeks to transfer all or part of its rights, benefits and obligations hereunder.

     "UK GAAP"

     means generally accepted accounting principles and practices in the United Kingdom.

     "Utilisation"

     means a Coal Utilisation or a Capex Utilisation.

1.2  Construction

     Any reference in this Agreement to:

     an "agency" of a state is a reference to any political sub-division thereof, and any ministry, department or authority thereof and any company or corporation which is controlled by one or more of such agencies;

     an "asset" of any person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated;

     a figure being "indexed" means adjusted to reflect the change in the Retail Prices Index as published for the month in which the Capex Letter of Credit and the Coal Letter of Credit are issued to the published Retail Prices Index immediately prior to the relevant calculation hereunder;

     a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first mentioned company or corporation is a subsidiary.

     "includes" or "including" shall be construed without limitation;

     "in the agreed form" means in the form agreed between the Facility Agent and the Borrower and initialled by or on behalf of each of them for the purposes of identification;

     a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month provided that if:

     (a) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

     (b) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month,

     (and references to "months" shall be construed accordingly);

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state, agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     a "subsidiary" of a person shall be construed as a reference to any person
     (a) which is controlled, directly or indirectly, by the first-mentioned person, (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned person, or (c) which is a subsidiary of another subsidiary of the first-mentioned person;

     "Tax on overall net income" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by the jurisdiction in which its principal office (and/or, in the case of a Bank, its Lending Office) is located by reference to (a) the net income, profits or gains of that person worldwide or (b) such of its net income, profits or gains as arise in or relate to that jurisdiction;

     the "winding-up", "dissolution" or "administration" of a company shall be construed so as to include any equivalent or analogous proceedings under the laws of any relevant jurisdiction in which such company is incorporated or any relevant jurisdiction in which such company carries on business.

1.3  References to documents and statutes

     Save where the contrary is indicated, any reference in this Agreement to:

     (a) any Finance Document or any other agreement or document shall be construed as a reference to such Finance Document or other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

     (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, regulations, by-laws, permissions and directions at any time made thereunder.

     (c) the Facility Agent or the Senior Creditors' Security Trustee is a reference to the department, unit or persons within the Facility Agent or Senior Creditors' Security Trustee who are carrying out the functions of the Facility Agent or Senior Creditors' Security Trustee, as the case may be, and have day to day responsibility for these functions.

1.4  Time

     Save where the contrary is indicated, any reference in this Agreement to a time of day shall be construed as a reference to London time.

1.5  Change of Currency

     Any references in this Agreement to a Business Day, the convention for the calculation of the number of days in a year for interest calculation purposes or other convention (whether for the calculation of interest, determination of payment dates or otherwise) will, with effect from and after the first day on which the UK becomes a participating member state in the euro currency, to the extent that the Facility Agent specifies to be necessary after consultation with the Borrower, be amended to comply with any generally accepted conventions and market practice applicable to euro-denominated obligations in the London interbank market.

1.6  Barclays Capital

     Any reference in this Agreement to Barclays Capital shall be a reference to the investment banking division of Barclays Bank PLC.

2.   THE FACILITIES

2.1  Coal Facility

     (a) The Banks agree, on the terms and subject to the conditions of this Agreement, to issue the Coal Letter of Credit during the L/C Availability Period and to make available Coal Advances to the Borrower during the Availability Period.

     (b) The aggregate amount of all outstanding Coal Advances shall not exceed the Total Commitments under the Coal Facility.

     (c) No Bank is obliged to lend if it would cause the aggregate amount of its participations in the Coal Advances to exceed its Commitment under the Coal Facility.

2.2  Capex Facility

     (a) The Banks agree, on the terms and subject to the conditions of this Agreement, to issue the Capex Letter of Credit during the L/C Availability Period and to make available Capex Advances to the Borrower during the Availability Period.

     (b) The aggregate amount of all outstanding Capex Advances shall not exceed the Total Commitments under the Capex Facility.

     (c) No Bank is obliged to lend if it would cause the aggregate amount of its participations in the Capex Advances to exceed its Commitment under the Capex Facility.

2.3  Purpose

     (a) Each Coal Advance or Coal Utilisation shall be paid by the Banks to the Project Company or at the Project Company's direction either:

          (i) to fund amounts payable under the Coal Supply Agreements which have become due and payable from time to time;

          (ii) to reimburse the Project Company from time to time for amounts paid under the Coal Supply Agreement.

     (b) Each Capex Advance or Capex Utilisation shall be paid by the Banks to the Project Company or at the Project Company's direction either:

          (i) to meet the obligations of the Project Company in relation to Capital Costs where funds in the revenues account of the Project Company are insufficient to pay such costs; or

          (ii) to reimburse the Project Company from time to time for amounts in relation to Capital Costs paid by it.

     (c) No Finance Party shall be obliged to enquire as to the use or application of amounts raised under the Finance Documents.

2.4  Direction to Facility Agent

     The Borrower irrevocably authorises the Facility Agent to pay the proceeds of each Advance to the Project Company.

3.   PARTICIPATION OF BANKS

3.1  Basis of Participation

     (a) Each Bank hereby authorises the Facility Agent to sign the Coal Letter of Credit and the Capex Letter of Credit on its behalf.

     (b) Subject to the other provisions of this Agreement, each Bank will participate in each Advance and each Utilisation in the proportion which its Commitment under the relevant Facility bears to the Total Commitments under the relevant Facility as at the Drawdown Date for that Advance or the date of that Utilisation.

3.2  Lending Office

     Each Bank will participate in each Advance and each Utilisation through its Lending Office. If any Bank changes its Lending Office for the purpose of this Agreement, that Bank will notify the Facility Agent, the Borrower and the Senior Creditors' Security Trustee promptly of such change.

3.3  Rights and Obligations of Finance Parties

     The rights and obligations of each of the Finance Parties under the Finance Documents are several and the total amounts outstanding at any time under the Finance Documents constitute separate and independent debts. Failure of a Finance Party to observe and perform its obligations under any Finance Document shall neither:

     (a)  result in any other Finance Party incurring any liability whatsoever;
          nor

     (b) relieve the Borrower or any other Finance Party from their respective obligations under the Finance Documents.

3.4  Banks' Acknowledgement

     Each Bank acknowledges that no Non-Recourse Person (as defined in the Guarantee) shall have any responsibility or liability for the Obligations (as defined in the Guarantee).

4.   CONDITIONS PRECEDENT

4.1  Initial conditions precedent

     (a) The Banks shall not be under any obligation to issue either Letter of Credit nor to make any Advance available to the Borrower under this Agreement unless the Facility Agent has received each of the documents specified in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

     (b) When the Facility Agent is satisfied that the conditions specified in this Clause 4.1 have been fulfilled, it will promptly notify the Borrower, the Senior Creditors' Security Trustee and the Banks.

5.   DRAWDOWN

5.1  Delivery of Requests

     In order to request the issue of a Letter of Credit or to borrow an Advance, the Borrower must deliver to the Facility Agent a duly completed
     Request:

     (a) in the case of the issue of the Letter of Credit, on the proposed Issue Date; and

     (b) in the case of an Advance, not later than l0.00 a.m. on the proposed Drawdown Date.

5.2  Completion of Requests

     A Request will not be regarded as being duly completed unless it specifies:

     (a)  in the case of each Letter of Credit:

          (i) the proposed Issue Date (which must be a Business Day falling within the L/C Availability Period);

          (ii) the amount of the Letter of Credit (which must not exceed the Available Commitments under the Coal Facility or the Capex Facility, as the case may be); and

          (iii) the termination date of the Letter of Credit (which must be a Business Day and no later than the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be); and

     (b)  in the case of an Advance:

          (i) the proposed Drawdown Date (which must be a Business Day falling within the Availability Period for the Coal Facility or the Capex Facility, as the case may be);

          (ii) the amount of the Advance requested, which must be a minimum of (Pound Sterling)5,000,000 in the case of a Coal Advance and (Pound Sterling)10,000,000 in the case of a Capex Advance and a multiple of (Pound Sterling)1,000,000 in the case of a Coal Advance and (Pound Sterling)5,000,000 in the case of a Capex Advance and must not exceed the lower of:

                  (A) the Available Commitments for the Coal Facility or the Capex Facility, as the case may be); and

                  (B) the Available Capex Amount or the Available Coal Amount, as the case may be; and

          (iii) the first Interest Period for the Advance (which must comply with Clause 6.1(b) (Interest Periods)).

5.3  Accompanying documents

     (a) In the case of a Coal Advance (other than a Deemed Advance), the Request must be accompanied by:

          (i) a certificate signed by a Director of the Project Company certifying the aggregate expenditure on Coal since the date of this Agreement; and

          (ii) a certificate signed by a Director of the Project Company certifying the aggregate cost of Coal consumed or sold, and paid for, by the Project Company (on the assumption that Coal is consumed on a first in, first out basis) since the date of this Agreement.

     (b) In the case of a Capex Advance (other than a Deemed Advance), the Request must be accompanied by a certificate signed by a Director of the Project Company certifying the Capital Costs incurred since the date of this Agreement.

5.4  Request Irrevocable

     A Request once given may not be withdrawn or revoked.

5.5  Notice to the Banks of proposed Letter of Credit and Advances

     The Facility Agent will promptly give each Bank details of each Request received and of the amount of the Bank's participation in the relevant Letter of Credit or Advance.

5.6 Making of Advances and Utilisations

     (a) Subject to the provisions of this Agreement, each Bank will make available to the Facility Agent its participation in any Advance properly requested under this Agreement on the relevant Drawdown Date.

     (b) Without prejudice to their obligations under (c) below, the Banks shall be under no obligation to make any Advance available to the Borrower unless, on both the date of the Request and the relevant Drawdown Date:

          (i) the representations set out in Clause 14 (Representations and Warranties) stipulated as being repeated on that date are true and accurate in each case by reference to the facts and circumstances then subsisting, and will remain true and accurate immediately after the Advance is made; and

          (ii) no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of making the Advance.

     (c)  Each of the Banks agrees that it will make each Utilisation available:

          (i)     in accordance with the terms of the Letter of Credit; and

          (ii) regardless of whether the representations set out in Clause 14 (Representations and Warranties) are true and accurate as at the date of the Request and of the relevant Utilisation or whether an Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of making the Utilisation.

5.7  Number of Advances

     No more than five Advances (excluding Deemed Advances) may be outstanding under each Facility at any time.

5.8  Utilisations

     On the date of each Utilisation, a Deemed Advance shall be deemed to have been made to the Borrower under the Coal Facility or the Capex Facility, as the case may be (with a first Interest Period ending on the next succeeding date for the payment of interest in relation to a Coal Advance or a Capex Advance, as the case may be) and the Available Commitments under the Coal Facility or the Capex Facility, as the case may be, shall automatically be reduced accordingly.

6.   INTEREST

6.1  Interest Periods

     (a) Interest shall be calculated and payable on each Advance by reference to Interest Periods.

     (b) The period for which an Advance is outstanding shall be divided into successive Interest Periods, each of which (other than the first, which shall begin on the day such Advance is made) shall start on the last day of the preceding such period.

     (c) The duration of each Interest Period shall be one, three or six months, or such other period as the Facility Agent may from time to time agree (with the consent of all the Banks where the period is more than six months), as specified in the relevant Request (for the first Interest Period relating to an Advance) or as the Borrower may by notice to the Facility Agent not later than 10.00 a.m. on the first day of an Interest Period select (in the case of each other Interest Period relating to an Advance). If the Borrower fails to give notice of its selection, such Interest Period shall be three months or a shorter period ending on the Final Repayment Date for the relevant Facility.

     (d) Each Interest Period must end on or before the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be.

     (e) If Interest Periods for more than one Advance end on the same day, all such Advances will be consolidated and treated as one Advance at close of business on that day.

6.2  Interest Rate

     The rate of interest applicable to an Advance for an Interest Period shall be the rate per annum determined by the Facility Agent to be the sum of:

     (a)  the Additional Costs Rate;

     (b)  the Applicable Margin; and

     (c)  the applicable LIBOR,

     for that Advance for that Interest Period.

     Interest will accrue daily and will be calculated on the basis of a 365 day year.

6.3  Notification of Terms and Rates

     The Facility Agent shall promptly notify the Borrower and the Banks of the duration of each Interest Period and the rate of interest applicable to such Interest Period.

6.4  Payment of Interest

     On the last day of an Interest Period (and, if such Interest Period is longer than 6 months, on the last day of each 6 monthly interval during that Interest Period), the Borrower shall pay the unpaid interest accrued on the Advance to which such Interest Period relates.

6.5  Default Interest

     If the Borrower fails to pay any sum (including any sum payable pursuant to this Clause 6.5) under any Finance Document on its due date (an "unpaid sum"), the Borrower will pay default interest on such unpaid sum from its due date to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent to be 1 per cent. per annum above:

     (a) where the unpaid sum is principal which has fallen due prior to the last day of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the last day of the relevant Interest Period); or

     (b) in any other case (including principal falling within paragraph (a) above after the relevant Interest Period), the rate which would be payable if the unpaid sum was an Advance made for a period equal to the period of non-payment divided into successive periods of such duration of 3 months or less as shall be selected by the Facility Agent (each a "Default Interest Period").

     Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

6.6  Margin

     The Applicable Margin for any Advance and any Interest Period shall be the rate set out in column 3 which corresponds to the lowest credit rating of the Guarantor from either Standard & Poor's Rating Services (as set out in column 1) or Moody's Investor Services, Inc. (as set out in column 2) for each day of the Interest Period. Any change in the Applicable Margin shall have immediate effect on the interest rate applicable to Advances and the Facility Agent shall promptly notify the Borrower and the Banks thereof.

Column 1                                  Column 2                         Column 3
--------                                  --------                         --------
GuarantorAs credit rating from Standard   GuarantorAs credit rating from   Applicable Margin
& Poor's Rating Services                  Moody's Investor Services, Inc.

A- or above                               A3 or above                      0.75 per cent. per annum
BBB+                                      Baa1                             0.875 per cent. per annum
BBB                                       Baa2                             1.000 per cent. per annum
BBB-                                      Baa3                             1.250 per cent. per annum
Lower than BBB-                           Lower than Baa3                  2.250 per cent. per annum

7.   REPAYMENT AND CASH COLLATERAL

     (a) Any Coal Advances remaining outstanding on the Final Repayment Date for the Coal Facility or Capex Advances remaining outstanding on the Final Repayment Date for the Capex Facility, as the case may be, shall be repaid in full by the Borrower on that date.

     (b) Cash Collateral required under Clause 12.1 (Illegality) or Clause 12.2 (Increased Costs) or Clause 17.12 (c) (Cancellation and repayment) will be provided by the Borrower on such terms as the Majority Banks, acting reasonably, may specify.

8.   PREPAYMENT

8.1  Prepayment

     (a) The Borrower may prepay an Advance or any part thereof at any time provided that the Facility Agent has received not less than 5 Business Days' notice from the Borrower of the proposed date and amount of the prepayment.

     (b) Any partial prepayment of an Advance will be in a minimum amount of (Pound Sterling)5,000,000 and an integral multiple of (Pound Sterling)1,000,000.

     (c) The Borrower may prepay any Bank's participation in the Advance at any time provided that the Facility Agent has received not less than 10 days notice from the Borrower of the proposed date of the prepayment if:

          (i) the Borrower is obliged or will become obliged to make any additional payments under Clause 11.2 (Grossing-up of Payments) in respect of payments to that Bank; or

          (ii) that Bank has notified the Borrower that Clause 12.2 (Increased Costs) applies or will apply to that Bank.

     (d) Each prepayment will be made together with accrued interest on the Advance to be prepaid and any amount payable under Clause 23.4 (General Indemnity).

     (e) Any notice of prepayment under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

9.   CANCELLATION

     (a) The Total Commitments for each Facility will be cancelled on the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be.

     (b) Before the first Issue Date, the Borrower may cancel the Total Commitments for each Facility in whole (but not in part) by giving a notice in writing to the Facility Agent, not less than 2 Business Days' prior to the proposed date of cancellation.

     (c) The Total Commitments for a Facility will be cancelled in an amount equal to the amount of, and at the same time as, any reduction in the L/C Exposure of the Letter of Credit issued under that Facility, which reduction is requested by the Project Company.

     (d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

     (e) Any notice of cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

10.  FEES

10.1 Letter of Credit Commission

     (a) The Borrower shall pay to the Facility Agent for the account of each Bank, Letter of Credit commission on the Coal Letter of Credit and on the Capex Letter of Credit in sterling computed at the rate of the Applicable Margin for each day during the calculation period on the L/C Exposure for each Letter of Credit until the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be.

     (b) Accrued Letter of Credit commission is payable for each Letter of Credit quarterly in arrear from its Issue Date to the Final Repayment Date for the Coal Facility or the Capex Facility, as the case may be, or on any earlier date on which the L/C Exposure under the relevant Letter of Credit is reduced to zero.

10.2 Agency Fees

     The Borrower will pay to the Facility Agent for its own account agency fees at the times and otherwise as specified in the Facility Agent's Fee Letter.

10.3 Arrangement Fees

     The Borrower will pay to the Arrangers on the date of signing of this Agreement the fee specified in the Arrangers' Fee Letter.

10.4 VAT

     All fees payable under the Finance Documents are exclusive of any value added tax or other similar Tax chargeable upon or in connection with such fees. If any value added tax or other similar Tax is or becomes properly chargeable such Tax will be added to the fee concerned at the appropriate rate and will be paid by the Borrower at the same time as the fee itself is paid (subject to being provided with a valid Tax invoice for such Tax).

11.  TAXES AND OTHER DEDUCTIONS

11.1 Payments to be free and clear

     All sums payable by the Borrower under this Agreement shall be paid (a) free of any restriction or condition (b) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any Tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount whether by way of set-off, counter-claim or otherwise.

11.2 Grossing-up of Payments

     If the Borrower or any other person is required by law to make any deduction or withholding on account of any Relevant Tax or other amount from any sum paid or payable by the Borrower to any Finance Party under the Finance Documents:

     (a) the Borrower shall notify the Facility Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

     (b) the Borrower shall pay any such Relevant Tax or other amount before the date on which penalties attach thereto, such payment to be made for its own account unless that liability is imposed on any other party in which case it shall be made on behalf of and in the name of that party;

     (c) the sum payable by the Borrower in respect of which the relevant deduction or withholding of Relevant Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, that Finance Party receives on the due date and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been required or made; and

     (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Relevant Tax or other amount which it is required by paragraph (b) above to pay, the Borrower shall deliver to the Facility Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance of such payment to the relevant taxing or other authority.

11.3 Indemnity

     Without prejudice to Clauses 11.1 (Payments to be free and clear) and 11.2 (Grossing-up of Payments), if any Finance Party (or any person on its behalf) is required to make any payment on account of any Relevant Tax as a direct result of the failure of the Borrower to comply with its obligations under Clause 11.2 (Grossing-up of Payments) or any liability in respect of any such Relevant Tax is assessed, levied, imposed or claimed against any Finance Party (or any person on its behalf), the Borrower shall, on demand by the Facility Agent, forthwith indemnify that Finance Party (or such person) against such payment or liability, and any costs, charges and expenses (including, without limitation, penalties) payable or incurred in connection therewith.

11.4 Tax Credits

     If and to the extent that any of the Finance Parties is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction, withholding or payment which gives rise to an obligation on the Borrower to pay any additional amount pursuant to Clause 11.2 (Grossing-up of Payments) or 11.3 (Indemnity) that Finance Party shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for that Finance Party, reimburse to the Borrower, at such time as such tax credit or benefit shall have actually been received by that Finance Party such amount as that Finance Party shall, in its sole opinion, have determined to be attributable to the relevant deduction, withholding or payment and as will leave it in no better or worse position in respect of its worldwide tax liabilities than it would have been in if the payment of such additional amount had not been required. Such reimbursement (if any) shall be conclusive evidence of the amount due to the Borrower, and shall be accepted by the Borrower, in full and final settlement of any claim for reimbursement under this Clause 11.4.

11.5 Tax Affairs

     Nothing herein contained shall oblige any of the Finance Parties to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Finance Party to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it (and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion).

11.6 Collecting Agent Rules

     Each Bank represents to the Facility Agent that, on the date it becomes a party to this Agreement, it is:

     (a)  either:

          (i) not resident in the United Kingdom for United Kingdom tax purposes; or

          (ii) a bank as defined in Section 840A of the Taxes Act and resident in the United Kingdom; and

     (b) beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement;

     and, if it is able to make these representations on the date on which it becomes party to this Agreement, shall forthwith notify the Facility Agent if either representation ceases to be correct.

11.7 Exceptions

     No additional amount will be payable to a Finance Party under Clause 11.2 (Grossing-up of Payments) as a result of any deduction or withholding or payment of United Kingdom Taxes to the extent that at the time such payment falls due such Finance Party is not a Qualifying Person and such payment would not have fallen due had such Finance Party been a Qualifying Person unless the reason such Finance Party is not a Qualifying Person is a change (after the date of this

     Agreement or in the case of a Finance Party which became a party to this Agreement after the date of this Agreement the date on which it became a party) in any law or directive or in the interpretation or application thereof or in any practice or concession of the United Kingdom Inland Revenue.

     For this purpose "Qualifying Person" means at any time:

     (a) a bank as defined in the Section 840A of the Taxes Act for the purposes of Section 349 of the Taxes Act which is within the charge to United Kingdom corporation tax as regards any interest payable or paid to it under this Agreement; or

     (b) (in the case of a person which has its Lending Office outside the United Kingdom) a person to whom payments under the Finance Documents may be made without deduction or withholding for or on account of United Kingdom Taxes by reason of an applicable taxation treaty between the United Kingdom and the country in which that person is, or is treated as, resident or carrying on business and pursuant to which there is a valid and extant claim of such person.

11.8 Treaty Claims

     Each Finance Party which is a Qualifying Person by virtue of paragraph (b) of the definition thereof shall as soon as reasonably practicable make the necessary claim under the relevant double taxation treaty for exemption from United Kingdom Taxes and shall take all other steps as may be necessary to facilitate the obtaining of a direction from the Inland Revenue that payments may be made to that Finance Party by the Borrower without withholding or deduction in respect of such Taxes.

12.  CHANGE IN CIRCUMSTANCES

12.1 Illegality

     If at any time, as a result of the introduction of or any change in, or in the interpretation or application or administration of any law or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) any directive of any agency of any state, it is or will become unlawful or contrary to any such directive for any Bank to allow all or part of its Commitment to remain outstanding and/or to make, fund or allow to remain outstanding all or part of its share of any Advance or Utilisation and/or to carry out all or any of its other obligations under this Agreement:

     (a) upon that Bank notifying the Borrower, its Commitment shall be cancelled;

     (b) the Borrower shall provide Cash Collateral for that Bank's L/C Proportion of the L/C Exposure under the Coal Letter of Credit and the Capex Letter of Credit or procure that the contingent liability of that Bank under that Letter of Credit is reduced by such an amount to the satisfaction of the Facility Agent; and

     (c) the Borrower shall prepay that Bank's portion of each such Advance as that Bank shall certify to be necessary to comply with the relevant law or directive, with accrued interest thereon and any other sum then due to that Bank under this Agreement on the last day of the then current Interest Period for that Advance or such earlier date as that Bank shall certify to be necessary to comply with the relevant law or directive.

12.2 Increased Costs

     (a) If, as a result of the introduction of or any change in, or in the interpretation or application or administration of, any law or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) any directive of any agency of any state including, any law or directive relating to taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary, or regulatory controls (and including any change in the risk weighting applied to any amount):

          (i) the cost to any Bank of maintaining all or any part of its Commitment and/or of making, maintaining or funding all or any part of its share of any Advance or Letter of Credit or overdue sum is increased; and/or

          (ii) any sum received or receivable by any Finance Party under the Finance Documents or the effective return to it under the Finance Documents is reduced; and/or

          (iii) any Finance Party makes any payment or foregoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under the Finance Documents;

          the Borrower shall indemnify that Finance Party against that increased cost, reduction, payment or foregone interest or other return and, accordingly, shall from time to time on demand (whenever made) pay to the Facility Agent for its own account or for the account of that Finance Party the amount certified by it to be necessary so to indemnify it.

     (b) The Borrower will not be obliged to compensate any Finance Party pursuant to paragraph (a) above in respect of any increased cost, reduction, payment, foregone interest or other return:

          (i)     compensated for by payment of the Additional Costs Rate;

          (ii) attributable to a change in the Tax on the overall net income of that Finance Party or compensated for under Clause 11 (Taxes and other Deductions); or

          (iii) attributable to a breach of, or default in compliance with, any law or directive by that Finance Party.

     (c) To the extent that any holding company of any Finance Party suffers a cost which would have been recoverable by that Finance Party under this Clause 12.2 had that cost been imposed on that Finance Party, that Finance Party shall be entitled to recover that amount under this Clause 12.2 on behalf of the relevant holding company.

     (d) If the Borrower is required to compensate any Finance Party pursuant to paragraph (a) above in respect of any increased cost, reduction, payment, forgone interest or other return then it may:

          (i) prepay that Bank's portion of any Advance upon not less than 10 days' notice with accrued interest thereon and any other sum then due to that Bank under this Agreement; and

          (ii) provide Cash Collateral for that Bank's L/C Proportion of the L/C Exposure under the Coal Letter of Credit or the Capex Letter of Credit or procure that the contingent liability of that Bank under that Letter of Credit is reduced by such an amount to the satisfaction of the Facility Agent.

12.3 Mitigation

     If in respect of any Bank, circumstances arise which would, or would upon the giving of notice, result in:

     (a) an obligation to make any payment or the cancellation of its Commitment under Clause 11 (Taxes and Other Deductions); or

     (b) an obligation to provide Cash Collateral or to make payment or the cancellation of its Commitment under Clause 12.1 (Illegality); or

     (c)  a demand for compensation under Clause 12.2 (Increased Costs);

     then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under those Clauses, upon the request of the Borrower, such Bank, in consultation with the Facility Agent and the Borrower, shall take such reasonable steps as may be open to it (including the transfer by the relevant Bank of its Commitment and participations in outstanding Advances to a bank or financial institution acceptable to the Borrower) to mitigate the effects of such circumstances, on terms mutually acceptable to the Facility Agent, that Bank and the Borrower, provided that the Bank concerned will not be obliged to take any action if to do so would or might in the opinion of the Bank have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities or obligations (including tax liabilities) which, in its opinion, are material or cause it to incur any costs or expenses for which it has not been indemnified to its satisfaction by the Borrower.

12.4 Change in Market Conditions

     (a)  If in relation to any Interest Period:

          (i) no or only one Reference Bank supplies a quotation in accordance with the definition of LIBOR; or

          (ii) on the basis of notifications from Banks whose Commitments exceed 50% of the Total Commitments under the Coal Facility or the Capex Facility, as the case may be, the Facility Agent determines that (a) matching deposits are not available in the London Inter-Bank Market at or about 11 a.m. on the Rate Fixing Day for that Interest Period in sufficient amounts to fund their respective shares of the amount to which that Interest Period relates during that Interest Period or (b) the quotations supplied do not accurately reflect the cost to the Banks of obtaining such deposits, the Facility Agent shall promptly notify the Borrower and the Banks.

     (b) The Facility Agent (on behalf of and after consultation with the Banks) shall then negotiate with the Borrower with a view to agreeing an alternative basis for calculating the interest payable on the Advance(s) to which that Interest Period relates. Any alternative basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the Banks) and the Borrower within 10 Business Days of the Facility Agent's notification of the event in question shall take effect in accordance with its terms. If an alternative basis is not so agreed, each Bank's share of such Advance(s) shall during that Interest Period bear interest at the rate per annum equal to the sum of (i) the Applicable Margin and (ii) the cost to that Bank (as certified by it to the Borrower within 10 Business Days of the end of that 10 Business Day period and expressed as a rate per annum) of funding its share during that

          Interest Period by whatever means that Bank determines (acting reasonably) to be most appropriate (which shall include Additional Costs).

13.   PAYMENTS

13.1  By Banks

      (a) On each date on which an Advance or Utilisation is to be made, each Bank shall make its share of that Advance or Utilisation available to the Facility Agent in the place for payment to the Borrower by payment in Sterling and in immediately available cleared funds to such account as the Facility Agent shall specify.

      (b) The Facility Agent shall make the amounts so made available to it available to the Borrower, the Project Company or such other person as specified in the relevant Request or L/C Request before close of business in the place of payment on that date by payment in the same currency and funds as received by the Facility Agent to such account of the Borrower , the Project Company or other person as shall have been specified in the Request or L/C Request. If any Bank makes its share of any Advance or Utilisation available to the Facility Agent later than required by paragraph (a) above, the Facility Agent shall make that share available to the Borrower, the Project Company or other person as soon as practicable thereafter.

13.2  By the Borrower

      (a) On each date on which any sum is due from the Borrower, it shall make that sum available to the Facility Agent in the place for payment by payment in the currency in which that sum is due and in immediately available cleared funds to such account as the Facility Agent shall specify.

      (b) The Facility Agent shall make available to each Finance Party before close of business in that place on that date its pro rata share (if any) of any sum so made available to the Facility Agent in the same currency and funds as received by the Facility Agent to such account of that Finance Party with such bank in that place as it shall have specified to the Facility Agent. If any sum is made available to the Facility Agent later than required by paragraph (a) above, the Facility Agent shall make each Bank's share (if any) available to it as soon as practicable thereafter.

13.3  Refunding of Payments

      The Facility Agent shall not be obliged to make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that

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      it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:

      (a) the person to whom the Facility Agent made that sum available shall on request refund it to the Facility Agent; and

      (b) the person by whom that sum should have been made available or, if that person fails to do so the person to whom that sum should have been made available, shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it.

13.4  Non-Business Days

      (a) If an Interest Period would otherwise end on a day which is not a Business Day, it shall instead end on the succeeding Business Day or, if that Business Day falls in a new calendar month, the preceding Business Day.

      (b) Subject to paragraph (a) above, any payment to be made by the Borrower on a day which is not a Business Day shall instead be due on the next Business Day.

14.   REPRESENTATIONS AND WARRANTIES

14.1  Representations and Warranties

      The Borrower, having made all reasonable enquiries, makes the representations and warranties set out in this Clause 14 to each of the Finance Parties.

14.2  Due incorporation

      (a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

      (b) It has the power to own its assets and carry on its business as it is being conducted.

14.3  Due execution

      (a) It has the power to execute, deliver and perform, and has taken all necessary action to authorise the execution, delivery and performance of its obligations under, each Finance Document to which it is a party.

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      (b)  No limitation on its powers to borrow or give guarantees or security will be exceeded as a result of borrowings or creation of security under the Finance Documents.

14.4  Valid obligations

      Subject to the reservations in the legal opinions to be provided pursuant to Clause 4.1(a) (Initial Conditions Precedent), each Finance Document to which it is or will be a party constitutes its valid, legally binding and enforceable obligations.

14.5  Authorisations

      All Authorisations required to be obtained by it in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

14.6  Pari passu ranking

      Its obligations under the Finance Documents will be direct, general and unconditional obligations and, to the extent not secured, rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, with the exception of any obligations which are mandatorily preferred by law and not by contract.

14.7  No conflict with other documents

      The execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents to which it is a party do not and will not:

      (a) contravene any existing applicable law, statute, rule or regulation or judicial or official order, decree or Authorisation to which it is subject; or

      (b) conflict with any provision of its memorandum and articles of association; or

      (c) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound.

14.8  No insolvency or creditors' process

      It has not taken any steps and is not aware of any steps having been or are being taken for its winding-up, dissolution, administration or reorganisation or similar event or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues and no petition, execution, attachment or any similar process has been levied or enforced against its assets or revenues.

14.9  No prior business

      The Borrower is a single purpose vehicle and it has not previously conducted any business, entered into any contracts, given any security, incurred any liabilities or acquired any assets.

14.10 Application of Advances and Utilisations

      The proceeds of each Advance and each Utilisation will be applied for the purpose set out in Clause 2.3 (Purpose).

14.11 Times for making Representations and Warranties

      The representations and warranties set out in this Clause 14 are made by the Borrower on the date of this Agreement. The representations in Clauses
      14.2 (Due Incorporation) to 14.4 (Valid Obligations) (inclusive) and Clause 14.10 (Application of Advances and Utilisations) are deemed to be repeated by the Borrower on the date of a Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

15.   POSITIVE COVENANTS

15.1  Positive covenants

      The Borrower undertakes with the Finance Parties, that, except with the prior written consent of the Facility Agent, it shall comply with the covenants set out in this Clause 15.

15.2  Authorisations

      The Borrower shall obtain, or cause to be obtained, maintain and comply with the terms of any Authorisations required by it, and promptly following a request by the Facility Agent to do so, supply certified copies of material Authorisations to the Facility Agent, to authorise or in connection with:

      (a) the execution, delivery, validity, enforceability or admissibility in evidence of each Finance Document to which it is a party;

      (b) the performance by it of its obligations and the enforcement of its rights under each Finance Document to which it is a party.

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

15.3  Compliance with laws

      The Borrower shall, in all material respects do, or cause to be done, all acts and things which may from time to time be required under any applicable law or regulation for the due performance of all of its obligations under each Finance Document to which it is a party.

15.4  Pari passu ranking

      The Borrower will ensure that its obligations under each of the Finance Documents are direct, general and unconditional obligations and to the extent not secured, rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) with the exception of any obligations which are mandatorily preferred by law and not by contract.

15.5  Financial information

      (a) The Borrower shall supply in sufficient copies for each of the Banks, to the Facility Agent as soon as the same become available, but in any event within 120 days after the end of each of its financial years (beginning with the current financial year), a copy of its audited, financial statements for such financial year together with the Auditors' report and management letter accompanying such financial statements (the "Audited Accounts").

      (b) The Borrower shall procure that the financial statements delivered pursuant to paragraph (a) above shall include such financial statements as are required by the Companies Act 1985 and UK GAAP and save as stated in the notes thereto, were prepared and audited in accordance with UK GAAP consistently applied and together with those notes, give a true and fair view of its state of affairs, profits and financial condition as at that date and for the financial year then ended.

15.6  Notification of Events of Default

      The Borrower will notify the Facility Agent of the occurrence of any Event of Default or Potential Event of Default promptly upon becoming aware of it, together with details of what action (if any) is being taken or proposed to be taken to remedy the Event of Default or Potential Event of Default.

15.7  Further information

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

      The Borrower shall promptly supply to the Facility Agent on request such information in relation to its business, financial condition and operations as the Facility Agent may reasonably request.

15.8  Notification of other events

      As soon as practicable after becoming aware of the occurrence of the same, the Borrower will inform the Facility Agent in writing of:

      (a) the commencement, or threat of commencement, of any material legal or administrative proceedings against the Borrower or the Guarantor;

      (b) the receipt of any adverse legal, Tax or governmental regulatory notice which is significant;

      together with, in each case, where appropriate, details of the proposed response or remedial action (including regular updates of the remedial action, as reasonably requested by the Facility Agent).

15.9  Taxes

      The Borrower shall promptly pay all Taxes when due, unless and to the extent that the Taxes are being contested in good faith by the Borrower.

15.10 Special purpose vehicle

      Save with the consent of the Majority Banks (such consent not to be unreasonably withheld), the Borrower shall remain a special purpose vehicle and shall not conduct any business, enter into any contracts, give any security, incur any liabilities or acquire any assets other than in relation to the Finance Documents and anything incidental thereto.

16.   NEGATIVE COVENANTS

16.1  Negative covenants

      The Borrower undertakes with the Finance Parties that, except with the prior written consent of the Facility Agent, it shall comply with the covenants set out in this Clause 16.

16.2  Amendments to Memorandum and Articles of Association

      The Borrower will not amend or permit any amendment to or variation of its Articles of Association and/or its Memorandum of Association except for an amendment or variation which does not adversely affect the interests of the Finance Parties and which is promptly notified to the Facility Agent.

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

16.3  Restriction on mergers

      The Borrower will maintain its corporate existence and will not enter into any amalgamation, demerger, merger or reconstruction.

17.   EVENTS OF DEFAULT

17.1  Events of Default

      Each of the events or circumstances as set out in this Clause 17 is an Event of Default.

17.2  Non-Payment of Obligations

      An Obligor shall default in the payment when due under any Finance Document (and such default shall continue unremedied for a period of five Business Days).

17.3  Breach of Warranty

      Any representation or warranty of an Obligor made or deemed to be restated or remade in any Finance Document or any other writing or certificate furnished by or on behalf of an Obligor to the Facility Agent or any Bank for the purposes of or in connection with any Finance Document is or shall be incorrect when made or deemed made in any material respect.

17.4  Non-Performance of Certain Covenants and Obligations

      The Guarantor shall default in the due performance and observance of any of its obligations under Clause 4.2 (Negative Covenants) of the Guarantee (other than Clauses 4.2.3 (Financial Condition) and 4.2.7 (Transactions with Affiliates)).

17.5  Non-Performance of Other Covenants and Obligations

      An Obligor shall default in the due performance and observance of any covenant or agreement (other than those where such default is an Event of Default under Clause 17.4 (Non-Performance of Certain Covenants and Obligations)) contained in any Finance Document and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the relevant Obligor by the Facility Agent.

17.6  Default on Other Indebtedness

      A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of an Obligor or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity, in either case, such default having a principal amount, individually or in the aggregate, in excess of US$20,000,000 (other than Indebtedness described in Clause 17.2 (Non-Payment of Obligations) above).

17.7  Judgments

      Any judgment or order for the payment of money in excess of US$20,000,000 (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against an Obligor and either:

      (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

      (b) there shall be any period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

17.8  Pension Plans

      Any of the following events shall occur with respect to any Pension Plan (as that term is defined in the Guarantee):

      (a) the institution of any steps by an Obligor, any member of its Controlled Group (as that term is defined in the Guarantee) or any other Person to terminate a Pension plan if, as a result of such termination, the Guarantor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of US$20,000,000; or

      (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien (as that term is defined in the Guarantee) under Section 302(f) of ERISA (as that term is defined in the Guarantee).

17.9  Control of an Obligor

      (a) Any Change in Control (as that term is defined in the Guarantee) shall occur; or

     (b) The Borrower is not or ceases to be the wholly owned subsidiary of the Guarantor.

17.10 Bankruptcy, Insolvency

      An Obligor shall:

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

      (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

      (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrator, administrative receiver, liquidator, sequestrator or other custodian for that Obligor or a substantial portion of its property, or make a general assignment for the benefit of creditors;

      (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, administrator, administrative receiver, liquidator, sequestrator or other custodian for that Obligor or for a substantial part of its property, and such trustee, receiver, administrator, administrative receiver, liquidator, sequestrator or other custodian shall not be discharged within 60 days, provided that nothing in the Finance Documents shall prohibit or restrict any right the Facility Agent or any Bank may have under applicable law to appear in any court conducting any relevant proceeding during such 60 day period to preserve, protect and defend its right under the Finance Documents (and that Obligor shall not object to any such appearance);

      (d) permit or suffer to exist the commencement of any bankruptcy, reorganisation, debt arrangement, administration or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of that Obligor and, if any such case or proceeding is not commenced by that Obligor, such case or proceeding shall be consented to or acquiesced in by that Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that nothing in the Finance Documents shall prohibit or restrict any right the Facility Agent or any Bank may have under applicable law to appear in any court conducting any such case or proceeding during such 60 day period to preserve, protect and defend its rights under the Finance Documents (and that Obligor shall not object to any such appearance); or

      (e) take any corporate action authorising, or in furtherance of, any of the foregoing.

17.11 Guarantee

      (a) The Guarantee is not or ceases to be, for any reason, the valid, legally binding and enforceable obligation of the Guarantor; or

      (b) This Agreement is not or ceases to be, for any reason, the valid, legally binding and enforceable obligation of the Borrower.

17.12 Cancellation and repayment

      At any time after the occurrence of an Event of Default (and whilst the same is continuing) the Facility Agent may, and will if so directed by the Majority Banks, by written notice to the

      Borrower do all or any of the following in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under this Agreement or any of the other Finance Documents:

      (a) declare all Advances, accrued interest thereon and any other sum then payable under this Agreement and any of the other Bank Finance Documents to be immediately due and payable, whereupon such amounts shall become so due and payable; and/or

      (b) declare all Advances to be payable on demand whereupon the same shall become payable on demand; and/or

      (c) require the Borrower to provide Cash Collateral for the L/C Exposure of each Letter of Credit (less the aggregate of any remaining Cash Collateral provided under Clause 12.1 (Illegality) or Clause 12.2 (Increased Costs)) whereupon the Borrower shall provide such Cash Collateral.

18.   THE FACILITY AGENT

18.1  Authorisation

      (a) Each Bank hereby appoints and authorises the Facility Agent to take such action as agent on its behalf and to exercise such powers and discretions under the Finance Documents as are delegated to the Facility Agent by the terms of the Finance Documents together with such other powers and discretions as are reasonably incidental thereto.

      (b) The Facility Agent will act solely as agent for the Banks in carrying out its functions as agent under the Finance Documents. The Facility Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or the Obligors other than those for which specific provision is made by the Finance Documents.

18.2  Facility Agent's Duties

      The Facility Agent shall:

      (a) promptly send to each Bank each notice received by it from an Obligor under any of the Finance Documents except in the case of any notice relating to a particular Bank which shall be sent to that Bank only;

      (b) (subject to those provisions of the Finance Documents which require the consent of all the Banks) act in accordance with any instructions from the Majority Banks or, if so instructed by the Majority Banks, refrain from exercising a right, power or discretion vested in it under any of the Finance Documents;

      (c) have only those duties, obligations and responsibilities expressly specified in the Finance Documents; and

      (d) without prejudice to Clause 18.7 (Information) promptly notify each Bank if it becomes aware of the occurrence of any Event of Default or Potential Event of Default.

18.3  Facility Agent's Rights

      The Facility Agent may:

      (a) perform any of its duties, obligations and responsibilities under this Agreement or any of the other Finance Documents by or through its personnel or agents;

      (b) refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Majority Banks as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Banks;

      (c) treat (i) the Bank which makes available any portion of an Advance as the person entitled to repayment of that portion unless the Facility Agent has received a Transfer Certificate in relation to all or part of it in accordance with Clause 18 (Assignments and Transfers); and
           (ii) the office notified to the Facility Agent on or before the date of this Agreement (or, in the case of a Transferee, specified at the end of the Transfer Certificate to which it is a party as Transferee) as its Lending Office unless the Facility Agent has received from that Bank a notice of change of Lending Office and may act on any such notice until it is superseded by a further such notice;

      (d) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgment or directive;

      (e) assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Facility Agent, while active on the account of either Obligor acquires actual knowledge to the contrary;

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

      (f) refrain from taking any step (or further step) to protect or enforce the rights of any Bank under the Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

      (g)  rely on any communication or document believed by it to be genuine;

      (h) rely, as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor, on a statement by or on behalf of such Obligor;

      (i) obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

      (j) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

      (k) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to the Finance Documents, or any Affiliate of any party (and, in each case, may do so without liability to account).

18.4  Exoneration of Facility Agent

      Neither the Facility Agent nor any of its personnel or agents will:

      (a) be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any Finance Document or any notice or other document delivered under any Finance Documents (including the Information Memorandum);

      (b) be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Finance Document;

      (c) be responsible for the collectability of amounts payable under any Finance Document;

      (d) be obliged to enquire as to the occurrence or continuation of an Event of Default or Potential Event of Default; or

      (e) be liable for anything done or not done by it or any of them under or in connection with any Finance Document save in the case of its own or their own negligence or wilful misconduct.

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

18.5  Facility Agent as a Finance Party

      The Facility Agent shall have the same rights and powers with respect to its participation in the Finance Documents as any other Finance Parties and may exercise those rights and powers as if it were not also acting as Facility Agent.

18.6  Non-Reliance on Facility Agent

      Each of the Finance Parties confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, creditworthiness, status and affairs of the Borrower and its related entities and has not relied, and will not at any time rely, on the Facility Agent:

      (a) to provide it with any information relating to the business, financial condition, creditworthiness, status or affairs of the Borrower, whether coming into its possession before or after the making of any Advance (save as provided in Clause 18.2 (Facility Agent's Duties)); or

      (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by the Borrower under or in connection with any Finance Document (whether or not such information has been or is at any time circulated to it by the Facility Agent); or

      (c) to assess or keep under review the business, financial condition, creditworthiness, status or affairs of the Borrower.

18.7  Information

      (a) The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent for that person.

      (b) Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another party to this Agreement.

      (c)  Except as provided above, the Facility Agent has no duty:

           (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or its related entities, whether coming into its possession before, on or after the date of this Agreement; or

           (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document to request any certificates or other documents from the Borrower.

18.8  Indemnity to Facility Agent

      To the extent that the Borrower does not do so on demand or is not obliged to do so, each Bank shall on demand indemnify the Facility Agent in the proportion borne by its Commitments to the Total Commitments at the relevant time (or, if no Commitments are then outstanding, in the proportion borne by its Commitments to the Total Commitments at the last time there were any) against any cost, expense or liability mentioned in Clause 23 (Indemnities) or sustained or incurred by the Facility Agent in complying with any instructions from the Majority Banks or otherwise sustained or incurred by it in connection with the Finance Documents or its duties, obligations and responsibilities under the Finance Documents except to the extent that they are sustained or incurred as a result of the negligence or wilful misconduct of the Facility Agent or any of its personnel or agents.

18.9  Resignation of Facility Agent

      The Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to the Borrower and each of the other Finance Parties provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with this Clause 18.9. If the Facility Agent gives notice of its resignation then any reputable and experienced bank or other financial institution with offices in London may after consultation with the Borrower be appointed as a successor to the Facility Agent by the Majority Banks during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint a successor itself after consultation with the Borrower. If a successor to the Facility Agent is so appointed, then (i) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 18 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

18.10 Payments to Finance Parties

      (a) The Facility Agent will account to the other Finance Parties for their respective due proportions of all sums received by the Facility Agent for such Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

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

      (b) The Facility Agent may retain for its own use and benefit, and will not be liable to account to the other Finance Parties for all or any part of any sums received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

18.11 Change of Office of Facility Agent

      The Facility Agent may at any time and from time to time in its sole discretion by written notice to the Borrower and each of the other Finance Parties designate a different office from which its duties as Facility Agent will be performed.

19.   ASSIGNMENTS AND TRANSFERS

19.1  Successors

      This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

19.2  Assignments and Transfers by the Borrower

      The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

19.3  Transfer by Banks

      (a) Subject to paragraph (b) below, a Bank (the "Existing Bank") may at any time transfer any of its rights and obligations under the Finance Documents to another bank or financial institution (the "New Bank"). An Existing Bank shall transfer its rights and obligations to a New Bank where the credit rating of the Existing Bank has fallen below A-as rated by Standard & Poor's or A3 by Moody's Investor Services Inc. unless the Existing Bank is able to provide cash collateral for all its obligations under the Letters of Credit to the satisfaction of the Project Company. The prior consent of the Borrower and of the Guarantor is required for any such transfer (unless such transfer is to an Affiliate or to a New Bank which was already a Bank), but will not be unreasonably withheld or delayed.

      (b) Subject to paragraph (c) below, no Bank may assign, transfer, novate or dispose of, or any interest in, rights and/or obligations under the Finance Documents other than in accordance with Clause 19.4 (Procedure for Transfer).

      (c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

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

      (d) On each occasion an Existing Bank transfers any of its rights and obligations under the Finance Documents, the New Bank shall, on the date the transfer takes effect, pay to the Facility Agent for its own account a fee of (Pound Sterling)1,000 (indexed).

      (e)  An Existing Bank is not responsible to a New Bank for:

           (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

           (ii) the collectability of amounts payable under any Finance Document; or

           (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

      (f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

           (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Documents; and

           (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

      (g)  Nothing in any Finance Document obliges an Existing Bank to:

           (i) accept a re-transfer from a New Bank of any of the rights and obligations transferred under Clause 19.4 (Procedure for Transfers); or

           (ii) support any losses incurred by the New Bank by reason of the non-performance by an Obligor of its obligations under the Finance Documents or otherwise.

      (h) Any reference in a Finance Document to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under the Finance Documents and its Commitment has been cancelled or reduced to zero.

19.4  Procedure for Transfer

      (a) A transfer is effected if the Existing Bank and the New Bank deliver to the Facility Agent and to the Project Company a duly completed certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate) (a "Transfer Certificate"). Such delivery shall take place at least 5 Business Days prior to the date specified therein.

      (b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

      (c) To the extent that they are expressed to be the subject of the transfer in the Transfer Certificate:

           (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

           (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

           (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

           (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exerciseable by or against the New Bank instead of the Existing Bank, on the date specified in the Transfer Certificate.

      (d) A transfer will only be effective if the proportion of the Existing Bank's Commitments, L/C Exposures and outstanding Advances the subject of the Transfer Certificate are the same.

      (e) A Bank transferring all or part of its Commitment and outstanding Advances under either Facility must transfer all or a corresponding part of its Commitments and outstanding Advances under the other Facility.

19.5  Disclosure of Information

      Any Bank may disclose to any person:

      (a) to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations hereunder; or

      (b) with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or the Borrower, such information about the Borrower or the Finance Documents as the Bank shall consider appropriate provided that such person has first entered into a confidentiality agreement with the Borrower on the terms of Clause
      21.3 (Confidentiality).

20.   PRO RATA PAYMENTS, RECEIPTS AND SET OFF

20.1  Pro rata payments

      (a) If any amount owing by an Obligor under any Finance Document to a Bank (the "Recovering Bank") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 13 (Payments) (such amount being referred to in this Clause
           20.1 as a "Recovery") then:

           (i) within 2 Business Days of receipt of the Recovery the Recovering Bank shall pay to the Facility Agent an amount equal (or equivalent) to such Recovery;

           (ii) the Facility Agent shall treat such payment as if it were part of the payment to be made by the Borrower to the Banks rateably in accordance with their respective entitlements; and

           (iii) (save for any receipt by the Recovering Bank as a result of the operation of paragraph (ii) above) as between the Borrower and the Recovering Bank the Recovery shall be treated and deemed as not having been paid.

      (b) Each Bank will notify the Facility Agent promptly of any such Recovery by that Bank other than by payment through the Facility Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Facility Agent under paragraph (a) above, each Bank to which any part of that amount was distributed will, on request from the Recovering Bank, repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

      (c) Each Bank will on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 20.1.

      (d) Each party to this Agreement agrees to take all steps required of it pursuant to paragraph (a) above and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required in respect of any payment to be made by it pursuant to this Clause 20.1.

      (e) The provisions of this Clause 20.1 shall not, and shall not be construed so as to, constitute a charge by any Bank over all or any part of any sum received or recovered by it under any of the circumstances mentioned in this Clause 20.1.

20.2  Receipts

      If any sum paid or recovered in respect of the liabilities of the Borrower under any of the Finance Documents is less than the amount then due, the Facility Agent shall apply that sum against amounts outstanding under the Finance Documents in the following order:

      (a) first to any unpaid fees and reimbursement of unpaid expenses of the Facility Agent under the Finance Documents;

      (b) second to any unpaid fees and reimbursement of unpaid expenses of the Banks due under the Finance Documents;

      (c)  third to unpaid interest;

      (d)  fourth to unpaid principal; and

      (e)  fifth to other amounts due under the Finance Documents,

      in each case (other than (a)) pro rata to the outstanding amounts owing to the Finance Parties under the Finance Documents taking into account any applications under this Clause 20.2.

20.3  Set-Off

      (a) After an Event of Default has occurred and for so long as it is continuing each Finance Party is hereby authorised at any time and from time to time (without notice to the Borrower) to set-off or otherwise apply any and all deposits (irrespective of the terms applicable to such deposits) at any time held and other indebtedness at any time owing by such Finance Party to or for the account of the Borrower (in any such case whether or not then matured or due) against any indebtedness of the Borrower to the relevant Finance Party under the Finance Documents which is due and unpaid. Nothing in this Clause 20.3 shall be effective to create a security interest.

      (b) The rights of each Finance Party under this Clause 20 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Finance Party may have.

      (c) A Finance Party may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.

21.   NOTICES, CONFIDENTIALITY AND CERTIFICATES

21.1  Notices

      (a) Any notice or other communication to be served under or in connection with this Agreement shall, unless otherwise stated, be made in writing and served by letter or facsimile to the relevant party at its address or facsimile number notified to the Facility Agent on or before the date on which it became a party to this Agreement or such other address or number notified by it to the Facility Agent by not less than 5 Business Days notice (or in the case of a notice to the Facility Agent, to its address or facsimile number specified below) and, in the case of any Finance Parties, marked for the attention of the person or department there specified.

      (b) Any notice or other communication served by post will, unless otherwise stated, be deemed served 48 hours after posting or on delivery if delivered personally or by courier. A notice or other communication sent by facsimile transmission will, unless otherwise stated, be deemed served at the time of transmission unless served on a day which is not a Business Day or after 5 pm London time in which case it will be deemed served at 9 am on the following Business Day provided that any notice or communication served on any Finance Parties will only be deemed served on receipt by the relevant party.

      (c) In proving service of any notice or other communication it will be sufficient to prove:

           (i) in the case of a letter, that such letter was properly stamped or franked, addressed and placed in the post or in the case of personal delivery, was left at the correct address; and

           (ii) in the case of a facsimile transmission, that such facsimile was duly transmitted to the telex or facsimile number, as appropriate, of the addressee referred to in paragraph (a) above.

      (d) The address and facsimile number of the Facility Agent as at the date of this Agreement are:

           Barclays Bank PLC
           5 The North Colonnade
           Canary Wharf
           London
           E14 4BB

           Attn:  Mike Clarke
           Fax:   0171 773 6807

      (e) The address and facsimile number of the Project Company as at the date of this Agreement for the purposes of Clause 19.4 (Procedure for Transfer) are:

           Lansdowne House
           Berkeley Square
           London
           W1X 5DH

           Attn:  The General Counsel
                  Edison First Power Limited
           Fax:   0171 312 4000

21.2  Certificates

      Any certificate, determination, notification or opinion of any Finance Parties or group of Finance Parties as to any rate of interest or any other amount payable under any Finance Document will set out in reasonable detail the basis of computation of the amount claimed and will be prima facie evidence of the matters to which it relates.

21.3  Confidentiality

      Subject to Clause 19.5 (Disclosure of Information), the parties will keep confidential the Finance Documents and all information which they acquire under or in connection with the Finance Documents save that such information may be disclosed:

      (a) if so required by law or regulation or, if requested by any regulator with jurisdiction over any Finance Party or any Affiliate of any Finance Party;

      (b) if (but only to the extent that) it comes into the public domain (other than as a result of a breach by that party of this Clause 21.3);

      (c) to auditors, professional advisers (provided such advisers are under a professional duty of confidentiality) or rating agencies; or

      (d)  in connection with any legal proceedings.

      The provisions of this Clause 21.3 shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of the Borrower or any Affiliate of the Borrower.

22.   AMENDMENTS, WAIVERS AND CONSENTS

22.1  Banks

      (a) Subject to paragraphs (b) and (c) below, any provision of this Agreement or any of the other Finance Documents may be amended, waived, varied or modified and all consents hereunder may be given with the agreement of the Facility Agent, the Majority Banks, the Borrower and the Guarantor.

      (b) Any amendment, waiver, variation, modification or consent shall require the unanimous agreement of all of the Banks if it results in:

           (i)    any change in the Commitment of any Bank;

           (ii) any reduction in the Applicable Margin (save as expressly contemplated by Clause 6.6 (Margin Adjustment));

           (iii) any change in any Availability Period or any Repayment Date or any other date for payment of any sum due, owing or payable to any Bank;

           (iv) any reduction in the amount or currency of any payment of principal, interest, fees, commissions or any other amount payable under the Finance Documents to any Bank;

           (v) any amendment, variation or modification to this Clause 22.1(b), Clause 18 (The Facility Agent), Clause 20.1 (Pro-Rata payments), Clause 20.3 (Set-Off), , Clause 19.2 (Assignments and Transfers by the Borrower) or to the definition of Majority Banks;

           (vi) any amendment to Clause 2 of the Guarantee or any release of the Guarantee.

      (c) Any matter which by the terms of the Finance Documents as at the date hereof is stated to be subject to the consent of all Banks shall not be waived, amended, varied or modified save with the consent of all the Banks.

22.2  No Implied Waivers

      (a) No failure or delay by any Finance Party in exercising any right, power or privilege under any of the Finance Documents will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      (b) The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Finance Parties severally.

      (c) A waiver given or consent granted by the Finance Parties under the Finance Documents will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

23.   INDEMNITIES

23.1  Ongoing Expenses

      The Borrower will pay and reimburse to the Facility Agent all reasonable and documented costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon to the extent that in the reasonable opinion of the Facility Agent such value added tax or similar tax is or will not be recoverable or creditable against any obligation of the Facility Agent to account for value added tax or similar tax) incurred by the Facility Agent in connection with:

      (a) any variation, amendment, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Finance Documents which is requested by or on behalf of the Borrower or which becomes necessary as a result of circumstances affecting the Borrower (except insofar as the same relates to any assignment or transfer by a Bank); and

      (b) the investigation of any Event of Default or Potential Event of Default.

23.2  Enforcement Expenses

      The Borrower will on demand pay and reimburse to each Finance Party all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) incurred by such Finance Party in connection with the preservation, enforcement or the attempted preservation or enforcement of any of such Finance Party's rights under any of the Finance Documents except to the extent that the same are found in a final judgment by a court of competent jurisdiction to have been incurred in an attempt to enforce rights and remedies that were pursued by a Finance Party in bad faith and without any reasonable basis in fact or law.

23.3  Stamp Duties etc

      The Borrower will pay and on demand indemnify each Finance Party from and against any liability for any stamp duty, documentary or registration taxes or notarial fees which are or may hereafter become payable in connection with the entry into, performance, execution or enforcement of any of the Finance Documents (other than a Transfer Certificate) or to which any of the Finance Documents (other than a Transfer Certificate) may otherwise be or become subject or give rise. The Borrower will in addition on demand indemnify each of the Finance Parties from and against any losses or liabilities which they incur as a result of any delay or omission by the Borrower to so pay any such duties, taxes or fees.

23.4  General Indemnity

      The Borrower will on demand indemnify each of the Finance Parties against any funding or other cost, loss, expense or liability (including, without limitation, loss of profit) sustained or incurred by it as a result of:

      (a) an Advance not being made by reason of non-fulfilment of any of the conditions in Clauses 4.1 (Initial Conditions Precedent) or 4.2 (Additional Conditions Precedent);

      (b) any sum payable by the Borrower under the Finance Documents not being paid when due (but credit shall be given to the Borrower for any interest paid when due);

      (c)  the occurrence of any Event of Default;

      (d) the accelerated repayment of the Advances under Clause 17.12 (Cancellation and Repayment); or

      (e) the receipt or recovery by any Finance Party (or the Facility Agent on its behalf) of all or part of any Advance or overdue sum (whether due to prepayment or otherwise) which is not on the last day of an Interest Period relating to that Advance or overdue sum.

23.5  Currency Indemnity

      Without prejudice to Clause 23.4 (General Indemnity), if:

      (a) any amount payable by the Borrower under or in connection with any Finance Document is received by any Finance Party (or by the Facility Agent on behalf of any Finance Party) in a currency (the "Payment Currency") other than that agreed in the relevant Finance Document (the "Agreed Currency"), whether as a result of any judgment or order or the enforcement thereof, the liquidation of the Borrower or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

      (b) any amount payable by the Borrower under or in connection with any Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against the Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Finance Document, then the Borrower will, as an independent obligation, indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Any conversion required will be made at such prevailing rate of exchange on such date and in such market as is determined by the relevant Finance Party as being most appropriate for the conversion. The Borrower will, in addition pay the costs of the conversion.

23.6  Waiver

      The Borrower waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in the relevant Finance Document.

24.   PARTIAL INVALIDITY

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or that or any other provision in any other jurisdiction.

25.   GOVERNING LAW

      This Agreement (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this Agreement) shall be governed by and construed in all respects in accordance with English law.

26.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.

                                   SCHEDULE 1

                                   THE BANKS

      Banks                           Coal Commitment                 Capex Commitment
                                      (Pound Sterling)                (Pound Sterling)
1.    Barclays Bank PLC
      5 The North Colonnade
      Canary Wharf
      London E14 4BB

      Tel:  0171 773 1157
      Fax:  0171 773 1803
      Attn: Nichola Weber                   9,080,000                      14,869,375


2.    Credit Suisse First Boston
      Five Cabot Square
      London E14 4QR

      Tel:  0171 888 5233
      Fax:  0171 888 8390
      Attn: Ronnie Hawkins - Project        9,080,000                      14,869,375
      Finance


3.    Bank of Montreal
      700 Louisana
      Suite 4400
      Houston
      Texas 77002
      U.S.A.

      Tel:  001 713 546 9750
      Fax:  001 713 223 4007
      Attn: Cahal Carmody                   9,080,000                      14,866,250


4.    The Governor and Company of the
      Bank of Scotland
      Corporate Banking Division
      Orchard Brae House
      30 Queensferry Road
      Edinburgh EH4 2UG

      Tel:  0131 343 7136
      Fax:  0131 343 7026
      Attn: Ian Garden/Steven Lowry         9,080,000                      14,866,250

5.    Bankgesellschaft Berlin AG, London
      Branch
      1 Crown Court
      Cheapside
      London EC2V 6LR

      Tel:   0171 572 9357
      Fax:   0171 572 9326
      Attn:  Philip Nias/Marco Buffoni      9,080,000                      14,866,250


6.    Bayerische Hypo-und Vereinsbank AG
      41 Moorgate
      London EC2R 6PP

      Tel:  0171 873 8313
      Fax:  0171 573 8352
      Attn: Neil Edmonds                    9,080,000                      14,866,250


7.    Bayerische Landesbank Girozentrale-
      London Branch
      Bavaria House
      13/14 Appold Street
      London EC2A 2NB

      Tel:  0171 955 5731
      Fax:  0171 955 5129
      Attn: Tim Hall/Sonke Petersen         9,080,000                      14,866,250


8.    Credit Lyonnais
      PO Box 81, Broadwalk House
      5 Appold Street
      London EC2A 2JP

      Tel:  0171 214 5233
      Fax:  0171 214 6850
      Attn: Louise Ellis                    9,080,000                      14,866,250

9.     Dexia Project and Public Finance
       International Bank
       55 Tufton Street
       Westminster
       London SW1P 3QF

       Tel:  0171 470 7343
       Fax:  0171 976 0976
       Attn: Victoria Derby                 9,080,000                        14,866,250


10.    Dresdner Bank AG London Branch
       PO Box 18075
       Riverbank House
       2 Swan Lane
       London EC4R 3UX

       Tel:  0171 623 8000
       Fax:  0171 475 8976
       Attn: Steve Moon/Dexter Maitland     9,080,000                        14,866,250


11.    ING Bank N.V.
       HE 0201 Power Finance
       Bijlmerplein 888
       1102 MG Amsterdam
       The Netherlands

       Tel:  00 31 20 563 5654
       Fax:  00 31 20 563 5164
       Attn: Johan de Mandt/Han Wetzelaar   9,080,000                        14,866,250

12.    KBC Bank N.V. London Branch
       7/th/ Floor
       Exchange House
       Primrose Street
       London EC2A 2HQ

       Tel:  0171 256 4807
       Fax:  0171 256 4846
       Attn: Lisa Taylor                    9,080,000                        14,866,250

13.    The Royal Bank of Scotland plc.
       Waterhouse Square
       138-142 Holborn
       London EC1N 2TH                      9,080,000                        14,866,250

       Tel:  0171 427 9554
       Fax:  0171 427 9989
       Attn: Brian McInnes

14.    Societe Generale London Branch
       41 Tower Hill
       London EC3N 4SG

       Tel:  0171 676 6157
       Fax   0171 680 9951
       Attn: Duncan Irvine                  9,080,000                        14,866,250


15.    The Toronto-Dominion Bank
       Triton Court
       14-18 Finsbury Square
       London EC2A 1DB

       Tel:  0171 920 0272
       Fax:  0171 628 1042
       Attn: Richard Palmer                 9,080,000                        14,866,250
                                         ---------------                  ---------------

                                          136,200,000                       223,000,000

                                   SCHEDULE 2

                        DOCUMENTARY CONDITIONS PRECEDENT

1.   Documentation of Obligors

     (a) Copies, certified to be true, complete and up to date copies by a director or company secretary of each Obligor, of the memorandum and articles of association or other constitutional documents of each Obligor.

     (b) Copies, certified to be true, complete and up to date copies by a director or company secretary of each Obligor, of resolutions of the board of directors of each Obligor approving the execution, delivery and performance of each of the Finance Documents to which that Obligor is a party and the terms thereof.

     (c) A certificate of a director or company secretary of each Obligor setting out the names and signatures of the persons authorised to sign on behalf of that Obligor each of the Finance Documents to which it is a party and any other document to be delivered pursuant thereto.

2.   Guarantee

     A duly executed original of the Guarantee.

3.   Fee Letters

     A duly executed original of the Facility Agent's Fee Letter and the Arrangers' Fee Letter.

4.   Legal Opinions

     Legal opinions from:

     (a)  Shearman & Sterling, English legal advisers to the Banks; and

     (b) The Guarantor's in-house counsel and Morgan Lewis and Boeckius, legal advisers to the Guarantor.

5.   Accounts

     The audited accounts of the Guarantor, certified as being true, complete and up to date by a director or company secretary of the Guarantor.

6.   Senior Creditors' Security Trustee

     A certificate of the Senior Creditors' Security Trustee setting out the names and signatures of each of the persons authorised to sign Letter of Credit Requests and any other related documents on behalf of the Senior Creditors' Security Trustee.

7.   Project Company's capital expenditure programme

     Provision of the Project Company's capital expenditure programme.

                                   SCHEDULE 3

                                Form of Request

To:     [       ]
        (as Facility Agent for the Banks)

Attention:
Date:
From:      EME FINANCE UK LIMITED


Dear Sirs,

Coal and Capex Facility Agreement dated [      ] (the "Facility Agreement")

We request [the issue of the [Coal Letter of Credit]/[Capex Letter of Credit] in the form of Schedule 6 (Letters of Credit) of the Facility Agreement]/[an Advance] as follows:

[Letter of Credit]

1.   Amount:
2.   Name of Beneficiary:  Edison First Power Limited
3.   Issue Date:
4.   Termination date:

[Advance]

1.   Amount:
2.   Drawdown Date:
3.   Interest Period:

Such Advance should be paid to [give details of Project Company's revenues account].

We confirm that:

(i) the representations and warranties made in Clause 14 (Representations and Warranties) of the Facility Agreement stipulated as being made or repeated on the date hereof and on the relevant [Issue Date]/[Drawdown Date] are true and accurate as if made with respect to the facts and circumstances existing on such date; and

(ii) no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of the [issue of the Letter of Credit]/[proposed Advance] being made.

We attach the documents required by Clause 5.3 (Accompanying Documents) of the Facility Agreement.

Terms defined in the Facility Agreement shall have the same meanings when used in this request.

                              ...................
                             [Authorised Signatory]
                              for and on behalf of
                             EME Finance UK Limited

                                   SCHEDULE 4

                             Additional Costs Rate


1. The Additional Costs Rate is in addition to the interest rate to compensate Banks for the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Costs Rate") for each Bank, in accordance with the formulae set out below. The Additional Costs Rate will be calculated by the Facility Agent as a weighted average of the Banks' additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank will be calculated by the Facility Agent as follows:

          AB + C(B-D) + E x 0.01   per cent. per annum
          ----------------------
              100 - (A + C)

     Where:

     A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Applicable Margin and the Additional Costs Rate) payable for the relevant Interest Period on the Advance.

     C is the percentage (if any) of eligible liabilities which the Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing special deposits.

     E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (Pound Sterling)1,000,000 of the Fee Base of that Bank.

4.   For the purposes of this Schedule:

     (a) "eligible liabilities" and "special deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 (as may be appropriate) by the Bank of England;

     (b) "Fee Regulations" means the Banking Supervision (Fees) Regulations 1998 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

5. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent, will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

6. Each Bank shall supply any information required by the Facility Agent for the purpose of calculating the above formulae. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) such other information that the Agent may reasonably require for such purpose.

     Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Bank notifies the Facility Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, special deposits and the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

     The Facility Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

8. The Facility Agent shall distribute the additional amounts received as a result of the Additional Costs Rate to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above formulae and based on the information provided by each Bank pursuant to paragraph 6 above.

9. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Additional Costs Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties to this Agreement.

10. The Facility Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments which are required to be made to any of the formulae set out above in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties to this Agreement.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To: [       ] as Facility Agent

and

Edison First Power Limited
Lansdowne House, Berkeley Square
London
W1X 5DH

as beneficiary under the Coal Letter of Credit and Capex Letter of Credit

From:  [Existing Bank] and [New Bank]     Date:  [    ]


EME Finance UK Limited - Coal and Capex Facility Agreement dated [      ], 1999
(the "Facility Agreement")


We refer to Clause 19.4 (Procedure for Transfer) of the Facility Agreement and to the Coal Letter of Credit and the Capex Letter of Credit. Terms defined in the Facility Agreement shall have the same meaning when used in this Transfer Certificate.

1.   We [         ] (the "Existing Bank") and [          ] (the "New Bank")
     agree to the Existing Bank and the New Bank transferring all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 19.4 (Procedure for Transfer) of the Facility Agreement and with the terms of the Coal Letter of Credit and the Capex Letter of Credit.

2. The specified date for the purposes of Clause 19.4 (a) and (c) (Procedure for Transfer) of the Facility Agreement and paragraph 8 of each of the Coal Letter of Credit and the Capex Letter of Credit is [date of transfer].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 21.1 (Notices) of the Facility Agreement are set out in the Schedule.

4.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

                    Rights and obligations to be transferred

[Details of the rights and obligations of the Existing Bank to be transferred under the Coal Facility and Coal Letter of Credit and Capex Facility and Capex Letter of Credit.]

[New Bank]
[Lending Office]                   [Address for notices]
[Existing Bank]                    [New Bank]                   [Facility Agent]
By:                                By:                          By:
Date:                              Date:                        Date:
Payment Instructions:
Administrative details:

                                   SCHEDULE 6

                           FORM OF LETTERS OF CREDIT


To: Edison First Power Limited
    Lansdowne House
    Berkeley Square
    London
    W1X 5DH
    Attention: [      ]

                                                                [         ] 1999

Dear Sirs

1. The Banks listed in Schedule A (the "Original Banks") hereby issue an irrevocable letter of credit in your favour at the request of EME Finance UK Limited for the aggregate amount equal to the L/C Amount (as defined below)
    expiring at [  ] p.m. on [       ].

2.  This Letter of Credit is given in connection with a facility agreement dated
    [        ] 1999 and made between EME Finance UK Limited as Borrower,
    Barclays Capital and Credit Suisse First Boston as Arrangers, the Banks as defined therein and Barclays Bank PLC as facility agent (the "Facility Agent") (the "Facility Agreement"). In this Letter of Credit:

    "Advance" shall mean the principal amount of each advance made under the [Coal]/[Capex] Facility (but excluding any Advance deemed made as a consequence of a drawing being made under this Letter of Credit) notified by the Facility Agent to you as having been made;

    "Banks" means the Original Banks and each New Bank (as defined in paragraph
    7) which becomes a party to this Letter of Credit;

    "Capex Facility" means the (Pound Sterling)223,000,000 loan and letter of credit facility made available by the Banks pursuant to the Facility Agreement;

    "Coal Facility" means the (Pound Sterling)136,200,000 loan and letter of credit facility made available by the Banks pursuant to the Facility Agreement;

    "Commitment" means:

     (a) in relation to an Original Bank, the amount set against the name of that Bank in Schedule A under the heading "Commitment" and the amount of any other Bank's Commitment acquired by it; and

     (b) in relation to a Bank which becomes a Bank after the date of this Letter of Credit, the amount of any other Bank's Commitment acquired by it under paragraph 7 hereof,

     to the extent not cancelled, reduced or transferred under this Letter of Credit;

     "L/C Amount" means, at any time, (Pound Sterling)[223,000,000]/ (Pound Sterling)[136,200,000] less the aggregate of:

     (a)  all drawings under this Letter of Credit;

     (b)  Advances; and

     (c)  Reductions.

     "Reduction" means the amount of each reduction of the L/C Amount by you pursuant to paragraph 10 below;

     "Senior Creditors' Security Trustee" means Barclays Bank PLC in its capacity as security trustee under a secured creditors' security trust and
     intercreditor deed dated [      ];

3. A drawing may be requested by you, and will be paid by us, upon presentation of a request (an "L/C Request") to the Facility Agent in the form of Schedule B. If the L/C Request is presented by 10.00 a.m. London time on a London business day then payment will be made on the date of presentation in immediately available funds to your account with Barclays
     Bank PLC number [      ]. Any L/C Request presented after 10.00 a.m. London
     time on a London business day will be treated as having been presented by
     10.00 a.m. London time on the following London business day. The amount each Bank is obliged to make available to you, through the Facility Agent, on presentation of an L/C Request, is the proportion of the amount requested which its Commitment bears to the total of the Commitments. The maximum amount which may be drawn by you at any time under this Letter of Credit shall be the L/C Amount at that time.

4. All payments which fall to be made by the Banks hereunder will be made by the Banks free and clear of and without deduction for, or on account of, any set-off or counterclaim.

5. This Letter of Credit is signed by the Facility Agent solely as agent for each of the Banks and the Facility Agent makes no representation or warranty, express or implied, concerning, and accepts no responsibility for the legality, validity, effectiveness, adequacy or enforceability of, this Letter of Credit or concerning its power to enter into this Letter of Credit on behalf of any Bank and, accordingly, it will not be held liable for any cost, loss or expense sustained or incurred by you as a result of any present or future total or partial invalidity, illegality or unenforceability affecting this Letter of Credit or the failure by any Bank to be bound hereby.

6. You may assign or transfer all or any of your rights, benefits and obligations hereunder to the Senior Creditors' Security Trustee.

7. (a) A Bank (the "Existing Bank") may at any time transfer any of its rights and obligations under this Letter of Credit to another bank or financial institution (the "New Bank"). An Existing Bank shall transfer its rights and obligations to a New Bank where the credit rating of the Existing Bank has fallen below A- as rated by Standard & Poors Rating Services ("Standard & Poors") or A3 by Moody's Investor Services Inc. ("Moody's") unless the Existing Bank is able to provide cash collateral for all its obligations under this Letter of Credit to your satisfaction. Your prior consent is required for any such transfer (unless such transfer is to an affiliate of such Existing Bank which has a credit rating of A- or above as rated by Standard & Poors or A3 or above as rated by Moody's or to a New Bank which is already a Bank), but will not be unreasonably withheld or delayed where such New Bank has a credit rating of A- or above as rated by Standard & Poors or A3 or above as rated by Moody's.

     (b) A transfer is effected if the Existing Bank and the New Bank deliver to you, with a copy to the Facility Agent, a duly completed certificate, substantially in the form of Schedule C (a "Transfer Certificate"). Such delivery shall take place at least 5 Business Days prior to the date specified therein.

     (c) Each party to this Letter of Credit (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

     (d) To the extent that they are expressed to be the subject of the transfer in the Transfer Certificate:

          (i) the Existing Bank and the other parties to this Letter of Credit (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

          (ii) the New Bank and the existing parties to this Letter of Credit will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

          (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

          (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exerciseable by or against the New Bank instead of the Existing Bank, on the date specified in the Transfer Certificate.

8. This Letter of Credit shall be governed by, and construed in accordance with, English law.

9. The rights and obligations of the Banks under this Letter of Credit are several. Failure of a Bank to observe and perform its obligations under this Letter of Credit shall not result in any other Bank or the Facility Agent incurring any liability whatsoever.

10. You may, at any time, reduce the L/C Amount by written notice to us which has been countersigned by the Senior Creditors' Security Trustee.

11. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

                     -------------------------------------
                      Barclays Bank PLC as Facility Agent
                    for and on behalf of the Original Banks

                                   Schedule A

                                   THE BANKS



Bank                                                   Commitment
                                                    (Pound Sterling)









             Total [(Pound Sterling)136,200,000] / [(Pound Sterling)223,000,000]

                                  Schedule B

                           Letter of Credit Request


To: [Barclays Bank PLC]

    [Address]


                                                                          [Date]


Dear Sirs

[Coal]/[Capex] Letter of Credit dated
------------------------------------------

Please be advised that we wish to make a drawing under the above mentioned Letter of Credit as follows:

(a)  Amount:
(b)  Date of drawing:
(c)  Account to which payment should be made:



                    ----------------------------------------
                             [Authorised Signatory]
                              for and on behalf of
                           Edison First Power Limited

                                    [AND/OR]

                      [Senior Creditors' Security Trustee]

                                   Schedule C

                          FORM OF TRANSFER CERTIFICATE

To: [       ] as Facility Agent

and

Edison First Power Limited
Lansdowne House, Berkeley Square
London
W1X 5DH

as beneficiary under the Coal Letter of Credit and Capex Letter of Credit

From:  [Existing Bank] and [New Bank]     Date:  [      ]


EME Finance UK Limited - Coal and Capex Facility Agreement dated [      ], 1999
(the "Facility Agreement")


We refer to Clause 19.4 (Procedure for Transfers) of the Facility Agreement and to paragraph 7 of the Coal Letter of Credit and the Capex Letter of Credit. Terms defined in the Facility Agreement shall have the same meanings when used in this Transfer Certificate.

1.   We [            ] (the "Existing Bank") and [        ] (the "New Bank")
     agree to the Existing Bank and the New Bank transferring all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 19.4 (Procedure for Transfer) of the Facility Agreement and paragraph 7 of the Coal Letter of Credit and the Capex Letter of Credit.

2. The specified date for the purposes of Clause 19.4 (a) and (c) (Procedure for Transfer) of the Facility Agreement and paragraph 7 of each of the Coal Letter of Credit and the Capex Letter of Credit is [date of transfer].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 21.1 (Notices) of the Facility Agreement are set out in the Schedule.

4.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

                    Rights and obligations to be transferred

[Details of the rights and obligations of the Existing Bank to be transferred under the Coal Facility and Capex Facility.]

Coal Letter of Credit and Capex Letter of Credit: Amount of Commitment
transferred: (Pound Sterling)[         ]

[New Bank]
[Lending Office]                   [Address for notices]
[Existing Bank]                    [New Bank]                   [Facility Agent]
By:                                By:                          By:
Date:                              Date:                        Date:
Payment Instructions:
Administrative details:

The Borrower

EME FINANCE UK LIMITED

By: S.G. BRETT

Name:

Title:


The Arrangers

BARCLAYS CAPITAL

By: PAUL SIMS

Name:

Title:


CREDIT SUISSE FIRST BOSTON

By: PETER FIRMIN and TOM MULLIGAN

Name:

Title:


The Original Banks

BARCLAYS BANK PLC

By: PAUL SIMS and ANDREW VINE

Name:

Title:

CREDIT SUISSE FIRST BOSTON

By: PETER FIRMIN and TOM MULLLIGAN

Name:

Title:


BANK OF MONTREAL

By: JENNIFER RICHARDS

Name:

Title:


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By: IAN CAMPBELL GARDEN

Name:

Title:


BANKGESELLSCHAFT BERLIN A.G., LONDON BRANCH

By: H.VAN WYK and PHILIP NIAS

Name:

Title:


BAYERISCHE HYPO-UND VEREINSBANK AG

By: GARY LANSTON and NEIL EDMONDS

Name:

Title:

BAYERISCHE LANDESBANK GIROZENTRALE LONDON BRANCH

By: TIMOTHY HALL and ANTHONY MALTBY

Name:

Title:


CREDIT LYONNAIS

By: MARGARET STEWART

Name:

Title:


DEXIA PROJECT AND PUBLIC FINANCE INTERNATIONAL BANK

By: NICOLAS SOUCHE

Name:

Title:


DRESDNER BANK  AG LONDON BRANCH

By: W.A. PEDDER         By: DEXTER E.W. MAITLAND

Name:                   Name:

Title:                  Title:



ING BANK N.V., LONDON BRANCH

By: B.L. WIJNEN and P.H.M. STAAL

Name:

Title:

KBC BANK N.V., LONDON BRANCH

By: LISA TAYLOR and MICHAEL BROOM

Name:

Title:


THE ROYAL BANK OF SCOTLAND plc.

By: RAJA S. HUSSAIN

Name:

Title:


SOCIITI GINIRALE, LONDON BRANCH

By: DAVID THOMAS

Name:

Title:


THE TORONTO-DOMINION BANK

By: GRAEME FRANCIS

Name:

Title:


The Agent

BARCLAYS BANK PLC

By: ANDREW VINE

Name:

Title: